UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2015 (March 24, 2015)

ZS Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36489	26-3305698
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

508 Wrangler Drive, Suite 100 Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 700-0240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On March 24, 2015, ZS Pharma, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Alta Partners VIII, L.P. (the “Selling Stockholder”) and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), substantially in the form previously filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (File No. 333-202745), as amended (the “Registration Statement”). Pursuant to the terms of the Underwriting Agreement, the Company will offer and sell, and the Underwriters will purchase, 4,015,939 shares of common stock, par value $0.001 per share, to be sold at a price to the public of $46.25 per share of common stock. In addition, the Selling Stockholder has granted the Underwriters an option for a period of 30 days to purchase up to an additional 602,390 shares of common stock on the same terms.

The offering is registered with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Registration Statement. The Company also filed an additional automatically effective registration statement with the Commission pursuant to Rule 462(b) of the Securities Act of 1933 (the “Securities Act”) (Registration No. 333-202966) on March 24, 2015 to register additional shares of common stock in the offering. The material terms of the offering will be described in a prospectus, which will be dated March 24, 2015 and filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders, and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The offering is expected to close on March 30, 2015. The Company will receive proceeds from the offering (net of underwriting discounts and after deducting estimated offering expenses) of approximately $173.7 million. The Company will use the net proceeds from the offering to complete its ongoing long-term safety trial, ZS005; complete its ongoing long-term extension study, ZS004e; fund continuing scale-up of its active pharmaceutical ingredient manufacturing capacity; fund build-up of product inventory and launch quantities of ZS-9; and build a sales and marketing organization, including a sales force, to support commercial sales of ZS-9 in the United States, if approved.

The foregoing description not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a form of which was filed on March 24, 2015 as Exhibit 1.1 to Amendment No. 2 the Registration Statement.

Item 7.01	Regulation FD Disclosure

On March 24, 2015, the Company issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated March 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZS PHARMA, INC.

Date: March 24, 2015	By:	/s/ Todd Creech
Todd Creech

Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated March 24, 2015